UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 19, 2005 (May 13, 2005)

AFG INVESTMENT TRUST D LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Delaware	0-25648	04-3157233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1050 Waltham Street	Lexington, MA	02421
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 676-0009

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On May 13, 2005, the Registrant completed the sale of its limited liability company membership interests (the “Interests”) in EFG/Kettle Development LLC (the “LLC”) pursuant to the terms of the Equity Purchase Agreement, as described in Item 1.01 of the Registrant’s Current Report on Form 8-K filed with the Commission on January 4, 2005. The Equity Purchase Agreement is on file as Exhibit 10.2 to such Current Report.  Such Current Report, together with exhibits, is incorporated herein by reference. Immediately after the completion of the sale of the Interests, Equis II Corporation (“Equis II”), one of the purchasers and the parent company of AFG ASIT Corporation (“AFG ASIT”), the manager appointed by the Liquidating Trustee of the Registrant, assigned all of its right, title and interest in and to the Interests to PLM Worldwide Management Services Limited, an affiliate of Equis II and AFG ASIT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFG INVESTMENT TRUST D LIQUIDATING TRUST By AFG ASIT Corporation, Manager of the Registrant by appointment of Wilmington Trust Company, Liquidating Trustee
By:_/s/ Richard K Brock______________________
Date: May 19, 2005	Richard K Brock Chief Financial Officer